Health-Chem Corporation
November __, 1996
Page 2

                      November 1, 1996
Health-Chem Corporation
1212 Avenue of the Americas
New York, NY 10036

     Re: Registration Statement on Form S-3

Gentlemen:

     We have acted as special counsel to Health-Chem
Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended
(the "Act"), of 317,406 shares of the Company's common stock, $.01 par value per share (the "Shares"), pursuant to Registration Statement on Form S-3 filed on or about this date (the "Registration Statement").

     In rendering the opinion set forth below, we have examined certain corporate records of the Company, including its Restated Certificate of Incorporation, as amended, its By-laws, minutes of meetings of its Board of Directors and shareholders and such other documents, instruments and certificates of government officials and officers of the Company as we have deemed necessary.

     In making our examination as set forth above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the legal capacity of all natural persons executing the documents and the accuracy and completeness of all corporate records made available to us by the Company.

     We have made such examination of the General Corporation Law of the State of Delaware (the "General Corporation Law") as we have deemed relevant for purposes of this opinion, but we have not made any review of the laws of any other state or jurisdiction. Accordingly, this opinion is limited to said General Corporation Law.

     Based upon and subject to the foregoing, we are of the opinion that:

    1. The Company is validly existing as a corporation under said General Corporation Law; and

    2.   The Shares to be sold pursuant to the Secondary
         Offering, as that term is used in the Prospectus, are duly authorized, validly issued, fully paid and non-assessable.

     We consent to the filing of the opinion as an exhibit to the Registration Statement and the reference to our firm in the Registration Statement in the Section entitled "Legal
Matters".

                                   Very truly yours,



                                   HINCKLEY, ALLEN & SNYDER
047724/085205  19505